Exhibit 99.1

FOR IMMEDIATE RELEASE
October 18, 2004

Texas Regional Bancshares, Inc. Reports Third Quarter Earnings

MCALLEN, TEXAS—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for third quarter 2004 of $19,821,000, or $0.40 per diluted common share, compared to $15,569,000, or $0.35 per diluted common share, for the comparable 2003 period. Return on assets and return on shareholders’ equity averaged 1.43 percent and 14.10 percent, respectively, compared to 1.51 percent and 15.09 percent, respectively, for the corresponding 2003 period.

For the nine months ended September 30, 2004, net income totaled $55,810,000, or $1.16 per diluted common share, compared to $46,365,000, or $1.04 per diluted common share, for the corresponding 2003 period. Return on assets and return on shareholders’ equity averaged 1.44 percent and 14.30 percent, respectively for the nine months ended September 30, 2004, compared to 1.55 percent and 15.50 percent, respectively, for the matching 2003 period. Net realized gains on sales of securities available for sale, net of taxes, represented $0.07 per diluted common share for the nine months ended September 30, 2004 compared to $0.14 for the comparable 2003 period.

“Loan growth, adjusted to exclude the effect of acquisitions, totaled 17.8 percent during the last twelve months. Earnings per share growth exceeded 14 percent for third quarter 2004 over the respective 2003 period,” commented Glen E. Roney, Chairman of the Board. “Total return to shareholders on Texas Regional stock exceeded 39 percent during the twelve months ended September 30, 2004 while total market value of our outstanding stock exceeded $1.5 billion for the first time.’’

Texas Regional completed the acquisition through merger of Corpus Christi Bancshares, Inc. on February 14, 2003 and Southeast Texas Bancshares, Inc. (“Southeast Texas”) on March 12, 2004. The results of operations for these acquisitions have been included in the consolidated financial statements since their respective purchase dates.

OPERATING HIGHLIGHTS

Net interest income of $53,821,000 for third quarter 2004 improved $16,678,000 or 44.9 percent over third quarter 2003. Average total interest-earning assets, the primary factor in growth of net interest income, increased 32.6 percent from third quarter 2003 to $5,024,885,000 for third quarter 2004 in large part due to the Southeast Texas merger. The net yield, on a taxable-equivalent basis, on average total interest-earning assets increased thirty-six basis points to 4.34 percent for third quarter 2004 compared to the corresponding 2003 period.

For the nine months ended September 30, 2004, net interest income totaled $148,659,000, reflecting a $40,215,000 or 37.1 percent increase from the equivalent 2003 period. This growth resulted principally from an increase of 27.2 percent in average total interest-earning assets to $4,705,768,000 for the nine months ended September 30, 2004 over the corresponding 2003 period. The net yield, on a taxable-equivalent basis, on average total interest-earning assets increased by thirty basis points to 4.30 percent for the nine months ended September 30, 2004 compared to the matching 2003 period.

Provision for loan losses of $6,197,000 for third quarter 2004 increased $2,346,000 or 60.9 percent from third quarter 2003, primarily due to higher loan production. Loans held for investment grew $99,762,000 or 2.9 percent during third quarter 2004 compared to $56,659,000 or 2.4 percent during third quarter 2003. The provision for loan losses represented 0.71 percent of average loans held for investment for third quarter 2004 compared to 0.64 percent for third quarter 2003. Net charge-offs totaled $5,000,000 for third quarter 2004, representing an increase of $1,707,000 from third quarter 2003.

For the nine months ended September 30, 2004, provision for loan losses totaled $14,814,000, reflecting a $4,843,000 or 48.6 percent increase over the comparable prior year period. Provision for loan losses totaled 0.62 percent of average loans held for investment for the nine months ended September 30, 2004 compared to 0.57 percent for the nine months ended September 30, 2003.

Noninterest income of $21,002,000 for third quarter 2004 increased $7,761,000 or 58.6 percent over third quarter 2003. Service charges on deposits amounted to $10,530,000 for third quarter 2004, an increase of $3,774,000 over third quarter 2003 principally due to growth in demand deposits. Other service charges increased $2,273,000 to $3,773,000 for third quarter 2004 primarily due to title insurance agency fee income of $1,332,000, which was derived from the title insurance agencies acquired in the Southeast Texas merger. Trust service fees of $1,674,000 for third quarter 2004 increased $964,000 over third quarter 2003. The fair value of assets held by the trust department increased $941,538,000 from September 30, 2003 to $1,420,664,000 at September 30, 2004. The increase in trust assets held resulted primarily from the Southeast Texas merger and additional trust business developed in the former Southeast Texas market areas. Net realized gains on sales of securities available for sale decreased $78,000 to $2,963,000 for third quarter 2004 measured against third quarter 2003. Loan servicing loss, net of amortization of the mortgage servicing rights (“MSR”) asset, narrowed $599,000 to $677,000 for third quarter 2004 from third quarter 2003. MSR amortization decreased $800,000 from third quarter 2003 to $1,050,000 for third quarter 2004 due to a reduction in mortgage prepayments experienced during third quarter 2004.

For the nine months ended September 30, 2004, noninterest income totaled $53,555,000 reflecting an increase of $14,263,000 or 36.3 percent over the corresponding 2003 period. Service charges on deposits increased 56.2 percent to $28,092,000 for the nine months ended September 30, 2004 compared to the same 2003 period while average demand deposits increased 53.3 percent from the comparable prior year. Other service charges increased $4,753,000 to $9,570,000 for the nine months ended September 30, 2004 primarily due to title insurance agency fees of $2,534,000 resulting from the Southeast Texas merger and an increase in debit card income of $789,000. Net realized gains on sales of securities available for sale of $4,845,000 for the nine months ended September 30, 2004 decreased $4,808,000 from the comparable prior year period as callable security sales were curtailed in the face of rising interest rates. Data processing service fees increased 17.0 percent during the nine months ended September 30, 2004 to $6,330,000 compared to the corresponding 2003 period. The increase was primarily related to increased volume of data processing business for existing data processing clients. The number of data processing clients totaled 26 at September 30, 2004 compared to 25 at September 30, 2003. Loan servicing loss, net which includes the amortization of the mortgage servicing rights (MSR) asset, decreased $2,064,000 to $1,138,000 for the nine months ended September 30, 2004 compared to the matching 2003 period. MSR amortization decreased $2,650,000 to $2,400,000 for the nine months ended September 30, 2004 compared to the corresponding 2003 period, primarily as a result of lower mortgage prepayments experienced during 2004 compared to 2003.

Noninterest expense of $38,698,000 for third quarter 2004 increased $15,431,000 or 66.3 percent over third quarter 2003. This expansion generally corresponds with growth in business volumes as banking locations increased by 33 to 67 during the twelve months ended September 30, 2004, including 29 acquired in the Southeast Texas merger. The efficiency ratio was 51.72 percent for the quarter ended September 30, 2004, compared to 46.18 percent for the quarter ended September 30, 2003. Salaries and employee benefits increased 71.6 percent during third quarter 2004 to $20,514,000 compared to third quarter 2003 due to higher staffing levels as a result of the Southeast Texas acquisition, salary and other compensation increases and expansion of medical benefits for eligible part-time employees. The number of full-time equivalent employees of 1,914 at September 30, 2004 increased 50.8 percent from September 30, 2003. Approximately 32.6 percent of the increase was a result of the Southeast Texas acquisition.

For the nine months ended September 30, 2004, noninterest expense totaled $104,072,000 reflecting an increase of $35,969,000 or 52.8 percent over the corresponding 2003 period due to the above mentioned growth in banking operations, primarily through the Southeast Texas merger. Noninterest expense increased forty-two basis points to 2.69 percent of average total assets for the nine months ended September 30, 2004 compared to the corresponding 2003 period. Salaries and employee benefits increased $18,550,000 to $53,724,000 for the nine months ended September 30, 2004 compared to the matching 2003 period, representing an increase of twenty-two basis points to 1.39 percent of average total assets. The efficiency ratio totaled 51.47 percent for the nine months ended September 30, 2004 compared to 46.10 percent for the corresponding 2003 period.

FINANCIAL CONDITION

Assets totaled $5,619,282,000 at September 30, 2004, reflecting an increase of $1,433,657,000, or 34.3 percent from September 30, 2003, primarily due to the Southeast Texas merger. Loans held for investment of $3,538,428,000 at September 30, 2004 increased $1,121,183,000 or 46.4 percent from September 30, 2003. Deposits increased to $4,572,113,000 at September 30, 2004, up $1,173,623,000 or 34.5 percent from September 30, 2003. Excluding volumes acquired through business combinations, internal growth rates for loans and deposits averaged 17.8 percent and 6.2 percent, respectively, for the twelve months ended September 30, 2004. Other assets at September 30, 2004 included goodwill and identifiable intangibles of $194,731,000.

Shareholders’ equity at September 30, 2004 increased $161,650,000 from September 30, 2003 to $571,391,000, reflecting a 39.5 percent increase. The increase resulted primarily from issuance of common stock in the Southeast Texas acquisition of $110,074,000. The total risk-based, tier 1 risk-based and leverage capital ratios of 11.85 percent, 10.78 percent and 8.17 percent at September 30, 2004, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

ASSET QUALITY

At September 30, 2004, total loans held for investment of $3,538,428,000 included $16,610,000 or 0.47 percent classified as nonperforming compared to 0.44 percent on September 30, 2003. The allowance for loan losses of $43,153,000 represented 1.22 percent of loans held for investment and 259.8 percent of nonperforming loans at September 30, 2004. Net charge-offs for third quarter 2004 averaged 0.57 percent of average loans held for investment compared to 0.55 percent for third quarter 2003. Total nonperforming assets at September 30, 2004 of $27,996,000 represented 0.79 percent of total loans held for investment and foreclosed and other assets compared to 0.88 percent at September 30, 2003. Accruing loans 90 days or more past due of $6,785,000 at September 30, 2004 totaled 0.19 percent of total loans held for investment and foreclosed and other assets compared to 0.18 percent at September 30, 2003.

OTHER INFORMATION

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through 67 banking locations primarily located in the metropolitan areas of Beaumont-Port Arthur, Brownsville-Harlingen-San Benito, Corpus Christi, Houston, McAllen-Edinburg-Mission and Tyler.

On July 26, 2004, Texas Regional announced the completion of a definitive agreement for its previously disclosed acquisition of Valley Mortgage Company, Inc. (“Valley Mortgage”). The transaction is expected to close during fourth quarter 2004. Valley Mortgage, locally owned and headquartered in McAllen, Texas, has additional offices in Brownsville, Corpus Christi, Del Rio, Harlingen, Laredo, San Antonio and Sugar Land. The agreement calls for total consideration of $13,625,000, to be paid up to 50% in cash and the balance in newly issued Texas Regional common stock in exchange for all of the outstanding shares of Valley Mortgage. The transaction is subject to customary closing conditions, including approval of the Valley Mortgage shareholders.

Texas Regional announced the execution on October 8, 2004 of a definitive agreement to acquire through merger Mercantile Bank & Trust, a Federal Savings Bank (“Mercantile”). Mercantile is a privately held bank headquartered at 5820 West Northwest Highway, Dallas, Texas with two additional banking locations in the Dallas metropolitan area. The agreement calls for total cash consideration of $35,640,000 to be paid in exchange for all of the outstanding shares of Mercantile. As of June 30, 2004, Mercantile had total assets of $176.8 million, loans of $119.9 million, deposits of $161.5 million and shareholders’ equity of $14.1 million. The transaction is expected to close during the first quarter of 2005.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Texas Regional has filed with the SEC a registration statement on Form S-4 concerning the transaction between Texas Regional and Valley Mortgage. The Form S-4 registration statement includes a proxy statement which Texas Regional and Valley Mortgage intend to mail to the Valley Mortgage shareholders concerning the transaction. Investors and security holders of Texas Regional and Valley Mortgage should read the proxy statement when it becomes available because it contains important information about Texas Regional, Valley Mortgage and the transaction. Investors and security holders may obtain a free copy of the proxy statement (when it is available) at the SEC’s web site at www.sec.gov. A free copy of the proxy statement (when it is available) may also be obtained from Texas Regional or Valley Mortgage. Texas Regional and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Valley Mortgage in favor of the transaction. Information regarding the interests of Texas Regional’s officers and directors, and the interests of Valley Mortgage’s officers and directors, in the transaction will be included in the proxy statement.

In addition to the registration statement on Form S-4 filed by Texas Regional in connection with the Valley Mortgage transaction, and the related proxy statement to be mailed to the shareholders of Valley Mortgage, Texas Regional files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors should call the SEC at 1-800-SEC-0330 for further information on the public reference room. The reports, statements and other information filed by Texas Regional with the SEC are also available free at the SEC’s web site at www.sec.gov. You can also obtain a free copy of these reports, statements and other information from Texas Regional.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling R.T. Pigott, Jr., Chief Financial Officer, at (956) 631-5400.

This document and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or R. T. Pigott, Jr., Chief Financial Officer, (956) 631-5400, both of Texas Regional.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003
Condensed Income Statements
Loans Held for Investment	$57,904	$54,669	$44,515	$41,476	$40,354
Securities	13,399	12,573	12,130	11,608	10,137
Other Interest-Earning Assets	254	389	293	453	745
Total Interest Income	71,557	67,631	56,938	53,537	51,236
Deposits	15,638	14,185	12,438	12,125	12,393
Other Borrowed Money	2,098	1,712	1,396	1,464	1,700
Total Interest Expense	17,736	15,897	13,834	13,589	14,093
Net Interest Income	53,821	51,734	43,104	39,948	37,143
Provision for Loan Losses	6,197	4,693	3,924	3,184	3,851
Service Charges – Deposits	10,530	10,264	7,298	6,935	6,756
Other Service Charges	3,773	3,400	2,397	1,418	1,500
Trust Service Fees	1,674	1,444	727	741	710
Net Realized Gains on Sales of Securities Available for Sale	2,963	1,383	499	1,187	3,041
Data Processing Service Fees	2,080	2,128	2,122	1,881	1,950
Loan Servicing Loss, Net	(677)	(279)	(182)	(1,628)	(1,276)
Other Noninterest Income	659	745	607	429	560
Total Noninterest Income	21,002	19,085	13,468	10,963	13,241
Salaries and Employee Benefits	20,514	19,428	13,782	12,408	11,954
Net Occupancy Expense	3,157	3,293	2,173	1,627	1,967
Equipment Expense	4,020	3,909	3,219	2,668	2,790
Other Real Estate Expense, Net	(57)	572	121	299	124
Amortization – Identifiable Intangibles	1,995	1,591	798	838	849
Other Noninterest Expense, Net	9,069	9,718	6,770	5,947	5,583
Total Noninterest Expense	38,698	38,511	26,863	23,787	23,267
Income Before Income Tax Expense	29,928	27,615	25,785	23,940	23,266
Income Tax Expense	10,107	8,783	8,628	7,996	7,697
Net Income	$19,821	$18,832	$17,157	$15,944	$15,569
Per Common Share Data (1)
Net Income—Basic	$0.41	$0.39	$0.38	$0.36	$0.35
Net Income—Diluted	0.40	0.38	0.38	0.36	0.35
Market Value at Period End	31.09	30.61	28.37	24.67	22.53
Book Value at Period End	11.67	11.04	11.34	9.54	9.28
Cash Dividends Declared	0.100	0.083	0.083	0.080	0.080
Share Data (1) (in Thousands)
Basic	48,921	48,858	45,236	44,189	44,148
Diluted	49,500	49,424	45,749	44,667	44,603
Shares Outstanding at Period End (1)	48,960	48,875	48,846	44,205	44,172
Selected Financial Data
Return on Average Assets	1.43%	1.39%	1.53%	1.52%	1.51%
Return on Average Equity	14.10	13.79	14.29	15.18	15.09
Leverage Capital Ratio	8.17%	7.99	9.38	9.26	9.11
Expense Efficiency Ratio (2)	51.72	54.38	47.48	46.72	46.18
TE Net Interest Income (3)	$54,813	$52,653	$43,967	$40,856	$37,997
TE Adjustment (3)	992	919	863	908	854
Net Interest Income, as Reported	$53,821	$51,734	$43,104	$39,948	$37,143
TE Net Interest Margin (3)	4.34%	4.30%	4.25%	4.21%	3.98%
Goodwill	$163,928	$165,637	$165,808	$29,856	$29,856
Identifiable Intangibles, Net	30,803	30,668	32,259	15,263	16,095
Trust Assets Held, at Fair Value	1,420,664	1,315,346	1,138,061	495,593	479,126

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003
Full-Time Equivalent Employees	1,914	1,901	1,674	1,284	1,269
Condensed Balance Sheets
Loans Held for Investment	$3,538,428	$3,438,666	$3,297,220	$2,519,694	$2,417,245
Securities	1,513,536	1,470,178	1,514,357	1,386,224	1,289,157
Other Interest-Earning Assets	20,471	17,904	55,514	24,833	160,057
Total Interest-Earning Assets	5,072,435	4,926,748	4,867,091	3,930,751	3,866,459
Cash and Due from Banks	138,860	134,731	173,974	100,167	131,102
Premises and Equipment, Net	131,443	128,302	125,582	107,875	106,639
Other Assets, Net	319,697	290,923	327,818	110,377	111,349
Allowance for Loan Losses	(43,153)	(41,956)	(41,094)	(31,234)	(29,924)
Total Assets	$5,619,282	$5,438,748	$5,453,371	$4,217,936	$4,185,625
Savings and Time Deposits	$3,721,681	$3,740,983	$3,719,274	$2,980,224	$2,863,603
Other Borrowed Money	437,970	280,868	307,881	259,565	353,650
Total Interest-Bearing Liabilities	4,159,651	4,021,851	4,027,155	3,239,789	3,217,253
Demand Deposits	850,432	860,241	828,470	536,211	534,887
Other Liabilities	37,808	17,155	43,949	20,205	23,744
Total Liabilities	5,047,891	4,899,247	4,899,574	3,796,205	3,775,884
Shareholders’ Equity	571,391	539,501	553,797	421,731	409,741
Total Liabilities and Equity	$5,619,282	$5,438,748	$5,453,371	$4,217,936	$4,185,625
Condensed Average Balance Sheets
Loans Held for Investment	$3,483,354	$3,383,797	$2,713,645	$2,463,839	$2,379,264
Securities	1,523,544	1,501,918	1,416,884	1,351,869	1,349,951
Other Interest-Earning Assets	17,987	40,884	33,162	36,811	59,929
Total Interest-Earning Assets	5,024,885	4,926,599	4,163,691	3,852,519	3,789,144
Cash and Due from Banks	126,523	141,361	100,336	117,675	125,479
Premises and Equipment, Net	129,560	126,577	111,448	107,490	103,899
Other Assets, Net	292,067	290,574	156,374	118,056	114,337
Allowance for Loan Losses	(43,108)	(43,849)	(35,057)	(31,526)	(30,435)
Total Assets	$5,529,927	$5,441,262	$4,496,792	$4,164,214	$4,102,424
Savings and Time Deposits	$3,758,880	$3,747,073	$3,177,044	$2,922,640	$2,854,405
Other Borrowed Money	312,575	283,272	212,613	266,317	269,660
Total Interest-Bearing Liabilities	4,071,455	4,030,345	3,389,657	3,188,957	3,124,065
Demand Deposits	864,818	834,725	596,331	533,745	540,734
Other Liabilities	34,473	26,852	27,893	24,832	28,396
Total Liabilities	4,970,746	4,891,922	4,013,881	3,747,534	3,693,195
Shareholders’ Equity	559,181	549,340	482,911	416,680	409,229
Total Liabilities and Equity	$5,529,927	$5,441,262	$4,496,792	$4,164,214	$4,102,424
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$16,610	$11,965	$15,154	$10,122	$10,561
Foreclosed and Other Assets	11,386	10,594	13,362	10,547	10,847
Total Nonperforming Assets	27,996	22,559	28,516	20,669	21,408
Accruing Loans 90 Days or More Past Due	6,785	8,105	7,994	8,886	4,440
Net Charge-Offs	5,000	3,831	2,859	1,874	3,293
Net Charge-Offs to Average Loans	0.57%	0.46%	0.42%	0.30%	0.55%

(1)   Restated to retroactively give effect for the three-for-two stock split declared and distributed by Texas Regional during third quarter 2004, effected as a 50% stock dividend.

(2)   Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(3)   Taxable equivalent adjustment computed based on a 35% tax rate.

(Dollars in Thousands, Except Per Share Data)	At / For Nine Months Ended
	Sep 30, 2004	Sep 30, 2003
Condensed Income Statements
Loans Held for Investment	$157,088	$120,502
Securities	38,102	32,437
Other Interest-Earning Assets	936	2,301
Total Interest Income	196,126	155,240
Deposits	42,261	41,408
Other Borrowed Money	5,206	5,388
Total Interest Expense	47,467	46,796
Net Interest Income	148,659	108,444
Provision for Loan Losses	14,814	9,971
Service Charges – Deposits	28,092	17,985
Other Service Charges	9,570	4,817
Trust Service Fees	3,845	2,129
Net Realized Gains on Sales of Securities Available for Sale	4,845	9,653
Data Processing Service Fees	6,330	5,412
Loan Servicing Loss, Net	(1,138)	(3,202)
Other Noninterest Income	2,011	2,498
Total Noninterest Income	53,555	39,292
Salaries and Employee Benefits	53,724	35,174
Net Occupancy Expense	8,623	5,221
Equipment Expense	11,148	7,842
Other Real Estate Expense, Net	636	435
Amortization – Identifiable Intangibles	4,384	2,532
Other Noninterest Expense, Net	25,557	16,899
Total Noninterest Expense	104,072	68,103
Income Before Income Tax Expense	83,328	69,662
Income Tax Expense	27,518	23,297
Net Income	$55,810	$46,365
Per Common Share Data (1)
Net Income—Basic	$1.17	$1.05
Net Income—Diluted	1.16	1.04
Market Value at Period End	31.09	22.53
Book Value at Period End	11.67	9.28
Cash Dividends Declared	0.266	0.240
Share Data (1) (in Thousands)
Basic	47,659	44,012
Diluted	48,196	44,504
Shares Outstanding at Period End (1)	48,960	44,172
Selected Financial Data
Return on Average Assets	1.44%	1.55%
Return on Average Equity	14.30	15.50
Leverage Capital Ratio	8.17%	9.11
Expense Efficiency Ratio (2)	51.47	46.10
TE Net Interest Income (3)	$151,433	$110,572
TE Adjustment (3)	2,774	2,128
Net Interest Income, as Reported	$148,659	$108,444
TE Net Interest Margin (3)	4.30%	4.00%
Goodwill	$163,928	$29,856
Identifiable Intangibles, Net	30,803	16,095
Trust Assets Held, at Fair Value	1,420,664	479,126

	At / For Nine Months Ended
(Dollars in Thousands, Except Per Share Data)	Sep 30, 2004	Sep 30, 2003
Full-Time Equivalent Employees	1,914	1,269

Condensed Balance Sheets
Loans Held for Investment	$3,538,428	$2,417,245
Securities	1,513,536	1,289,157
Other Interest-Earning Assets	20,471	160,057
Total Interest-Earning Assets	5,072,435	3,866,459
Cash and Due from Banks	138,860	131,102
Premises and Equipment, Net	131,443	106,639
Other Assets, Net	319,697	111,349
Allowance for Loan Losses	(43,153)	(29,924)
Total Assets	$5,619,282	$4,185,625
Savings and Time Deposits	$3,721,681	$2,863,603
Other Borrowed Money	437,970	353,650
Total Interest-Bearing Liabilities	4,159,651	3,217,253
Demand Deposits	850,432	534,887
Other Liabilities	37,808	23,744
Total Liabilities	5,047,891	3,775,884
Shareholders’ Equity	571,391	409,741
Total Liabilities and Equity	$5,619,282	$4,185,625
Condensed Average Balance Sheets
Loans Held for Investment	$3,194,656	$2,344,196
Securities	1,480,947	1,278,801
Other Interest-Earning Assets	30,165	77,465
Total Interest-Earning Assets	4,705,768	3,700,462
Cash and Due from Banks	124,028	120,340
Premises and Equipment, Net	122,554	97,720
Other Assets, Net	248,025	116,411
Allowance for Loan Losses	(40,680)	(30,265)
Total Assets	$5,159,695	$4,004,668
Savings and Time Deposits	$3,561,721	$2,833,320
Other Borrowed Money	281,007	239,496
Total Interest-Bearing Liabilities	3,842,728	3,072,816
Demand Deposits	766,781	500,088
Other Liabilities	28,732	31,746
Total Liabilities	4,638,241	3,604,650
Shareholders’ Equity	521,454	400,018
Total Liabilities and Equity	$5,159,695	$4,004,668
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$16,610	$10,561
Foreclosed and Other Assets	11,386	10,847
Total Nonperforming Assets	27,996	21,408
Accruing Loans 90 Days or
More Past Due	6,785	4,440
Net Charge-Offs	11,690	8,391
Net Charge-Offs to Average Loans	0.49%	0.48%

(1)   Restated to retroactively give effect for the three-for-two stock split declared and distributed by Texas Regional during third quarter 2004, effected as a 50% stock dividend.

(2)   Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(3)   Taxable-equivalent adjustment computed based on a 35% tax rate.